AMENDMENT TO PARTICIPATION AGREEMENT

METROPOLITAN LIFE INSURANCE COMPANY (“the Company”) on behalf of itself and certain of its separate accounts (the “Accounts”); PUTNAM VARIABLE TRUST (the “Trust”) and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP.(the “Underwriter”) entered into a participation agreement dated October 30, 1995, as amended, (the “Agreement”). This Amendment (the “Amendment”) to the Agreement is entered into as of May 27, 2021, by and among The Company on its own behalf and on behalf of each Account of The Company as set forth in the Agreement, the Trust and the Underwriter (“the Parties”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, the Accounts invest in shares of certain of the series (“Authorized Funds”) that constitute separate series of the Trust and that serve as funding vehicles for the Accounts offered under variable annuity and/or life insurance contracts issued by the Company (the “Variable Insurance Products”) to persons that are registered owners of such Variable Insurance Products on the books and records of the Company (the “Contract Owners”); and

WHEREAS, the Trust maintains on its books and records one or more account(s) that hold and record ownership of shares of the Trust; and

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Rule 30e-1 under the 1940 (“Rule 30e-1”) Act requires the Trust to deliver copies of its shareholder reports to the Accounts as the record owners of shares of such Authorized Funds; and

WHEREAS, Rule 30e-2 under the 1940 Act (“Rule 30e-2”) requires the Accounts to deliver such Trust shareholder reports to Contract Owners, and

WHEREAS, Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”) may require that a Statutory Prospectus (as defined in Rule 498A under the 1933 Act; “Rule 498A”) for the Authorized Funds be delivered to Contract Owners under certain circumstances; and

WHEREAS, the Parties intend to meet any such Portfolio Statutory Prospectus delivery requirement by relying on (and complying with the requirements, terms and conditions of) paragraph (j) of Rule 498A for “on-line” delivery;

WHEREAS, paragraph (j) of Rule 498A requires, that some of the Fund Documents (defined below) be posted and maintained on a website specified on the cover page of the Summary Prospectus for the Variable Insurance Products, and the Company intends to host said website; and

WHEREAS, the Parties desire to amend the Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the 1940 Act (“Rule 30e-3”) and Rule 498A, as amended from time to time (the “Rules”), to permit (i) the Trust to no longer deliver copies of Fund shareholder reports to the Accounts as would otherwise be required by Rule 30e-1, and (ii) the Accounts to deliver Trust shareholder reports to Contract Owners using the “notice and access” provisions of Rule 30e-3 including the website hosting of certain Trust materials required by Rule 30e-3 rather than the delivery methods that would otherwise be required by Rule 30e-2; and (iii) to permit the Parties to meet any Portfolio Statutory Prospectus delivery to Contract Owner requirements under Section 5(b)(2) of the 1933 Act by using the provisions of Rule 498A including website hosting of certain Fund Documents (defined below) required by Rule 498A rather than the delivery methods that would otherwise be required by Section 5(b)(2); and

WHEREAS, the Company cannot host such website in compliance with Rule 30e-3 and Rule 498A unless the Trust prepares and provides certain Trust documents and materials that are specified in the Rules;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to amend the Agreement by supplementing it as follows:

1.	Provision of Fund Documents Maintaining Website and Website Posting

a.

Fund Documents. The Trust and/or Underwriter are responsible for preparing and providing the following “Fund Documents” as specified in paragraph (b)(1) of Rule 30e-3 and Paragraph (j)(1)(iii) of Rule 498A: (i) Summary Prospectus for the Portfolios (referred to in this Amendment as Authorized Funds); (ii) Statutory Prospectus for the Portfolios (referred to in this Amendment as Authorized Funds); (iii) Statement of Additional

Information (“SAI”) for the Authorized Funds; (iv) Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Authorized Funds (together, the “Shareholder Reports”) (referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders); (v) Complete Portfolio Holdings From Shareholder Reports Containing a Summary Schedule of Investments (if applicable); and (vi) Portfolio Holdings For Most Recent First and Third Fiscal Quarters (together with the complete portfolio holdings specified in (v) above, the “Portfolio Holdings”).

b.	Deadline for Providing and Keeping Current Fund Documents.
(i)

The Trust and/or Underwriter shall make reasonable efforts to provide access to the Summary Prospectus, Statutory Prospectus and SAI for the Authorized Funds to the Company or its designee, no later than 5calendar days before the effective date of the Statutory Prospectus to facilitate the required website posting and provide updated versions as necessary, in order to facilitate a continuous offering of the Trust’s securities and the Variable Insurance Products.

(ii)

The Trust and/or Underwriter shall make reasonable efforts to provide access to the Shareholder Reports no later than 10 calendar days by 5:00 P.M. EST (or subsequent business day if day 50 falls on a weekend) and shall make reasonable efforts to provide access to Portfolio Holdings no later than 5 calendar days by 5:00 P.M. EST (or subsequent business day if day 55 falls on a weekend) before the date each time that these materials are required to be posted by Rule 30e-3.

c.	Format of Fund Documents. The Trust and/or Underwriter shall provide the Fund Documents to the Company or its designee in an electronic format that is suitable for website posting that:

(i)	are both human-readable and capable of being printed on paper in human-readable format (in accordance with paragraph (b)(3) of Rule 30e-3 and paragraph (h)(2)(i) of Rule 498A); and

(ii)

permit persons accessing the Statutory Prospectus and SAI to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and

(iii)

permit persons accessing the Fund Documents to permanently retain, free of charge, an electronic version of such materials that meet the requirements of subparagraphs (h)(2)(i) and (ii) of Rule 498A (in accordance with paragraph (h)(3) of Rule 498A).

(d). Website Hosting. The Company shall host and maintain the website specified in paragraph (j)(1)(iii) of Rule 498A, so that the Fund Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that the Trust and/or Advisor and/or Underwriter fulfill their obligations under this Amendment (“Specified Website”). The Specified Website shall be publicly available, is as identified in Schedule A hereto and may be changed by the Company from time to time in its sole discretion.

2.	Use of Summary Prospectuses.

(i). The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A.

(ii) The Trust and Underwriter shall ensure that a summary prospectus is used for the Authorized Funds, in accordance with paragraph (j)(1)(ii) of Rule 498A.

3.	Website Hosting and Notice Fee.

(a)	The Trust shall bear the costs of managing, formatting, hosting and maintaining the (i) Shareholder Reports and (ii) Portfolio Holdings on the website hosted by the Company.

The Trust shall also bear the cost of managing, formatting, and hosting the (i) Shareholder Reports and (ii) Portfolio Holdings for electronic delivery.

(b)	The Trust shall bear the costs of preparing the Notices of the availability of the Trust’s Shareholder Reports to Contract Owners (the Notices required by paragraph (c) of Rule 30e-3).

(c)

In order for the Company to ensure that the Fund Documents are kept current and posted for the duration or period required by Rule 30e-3 and paragraph (h) of Rule 498A, the Trust shall promptly provide to the Company any amendments to the Fund Documents;

(d)

the Company shall make reasonable efforts to comply with the “safe harbor” provisions, terms and conditions of paragraph (b)(5) of Rule 30e-3, which shall constitute compliance with subsections (a) through (c) of Section 1 of this Amendment (for the avoidance of doubt, for this purpose, the “Company” referred to in said paragraph (b)(5) of Rule 30e-3 means the Company on behalf of the Accounts).

4.	Provision of Fund Documents for Paper Delivery.
(a)

The Trust and/or Underwriter or their designee shall, if requested by the Company provide such electronic or other documentation (including “camera ready” copies of the current Fund Documents as set in type), and such other assistance as is reasonably necessary to have the then current Shareholder Reports printed for distribution (pursuant to requests from Contract Owners; see paragraphs (e) and (f) of Rule 30e-3 ); the cost of providing the electronic documentation and of such printing to be borne by the Trust.

5.	Paper Notice to Contract Owners. The Company shall be responsible for providing the paper Notice to its Contract Owners in accordance with paragraphs (c) and (d) of Rule 30e-3.

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall be responsible for fulfilling ad hoc requests from Contract Owners for a paper copy of any of the Fund Documents, in accordance with paragraph (e) of Rule 30e-3 paragraphs (i)(1) and (j)(3) of Rule 498A. The cost of printing the paper copy of Shareholder Reports will be borne by the Trust.

7.

Investor Elections to Receive Future Trust Reports in Paper. The Company shall be responsible for fulfilling Contract Owner elections to receive future Trust Shareholder Reports in paper, in accordance with paragraph (f) of Rule 30e-3. The cost of printing the paper copy of Shareholder Reports will be borne by the Trust.

8.

Portfolio Expense and Performance Data. The Fund shall provide such data regarding each Portfolio’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration and sale of the Variable Contracts. Without limiting the generality of the forgoing, the Fund shall provide the following Portfolio expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statement for the Variable Contracts (and as otherwise reasonably requested by the Company), but in no event later than 60 calendar days after the close of each Portfolio’s fiscal year.

a.

the gross “Annual Portfolio Company Expenses” for each Portfolio calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 16 to Item 4 of Form N-4, and (ii) Instruction 4(a) to Item 4 of Form N-6) ; and

b.

the net “Annual Portfolio Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Portfolio calculated in accordance with Item 3 of Form N-1A, that include any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 17 to Item 4 of Form N-4, and (ii) Instruction 4 to Item 17 of Form N-4 and (iii) Instruction 4(b) to Item 4 of Form N-6, and (iv) Instruction 4 to Item 18 of Form N-6), and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Portfolio (or Trust); and

c.

the “Average Annual Total Returns” for each Portfolio (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1, 5, and 10 year periods, and in accordance with (i) Instruction 7 to Item 17 of Form N-4, and (ii) Instruction 7 to Item 18 of Form N-6).

9.

Content of Fund Documents. The Trust and/or Underwriter shall be responsible for the content of the Fund Documents as posted on the Specified Website, including, but not limited to, the accuracy and completeness of the Fund Documents. Without limiting the generality of the foregoing in any manner and without in any way changing the current obligations of the Trust under the Agreement, the Trust and/or Underwriter shall be responsible for ensuring that the Fund Documents to be posted to the Specified Website:

a.

Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts. Should any such applicable standard, rule, or regulation inadvertently not be met, the Trust shall promptly take corrective steps upon discovery; and

b.

Do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. Should such statement or omission inadvertently occur, the Trust shall promptly take corrective steps upon discovery. Should such statement or omission inadvertently occur, the Trust shall promptly take corrective steps upon discovery.

10.	Construction of this Amendment; Agreement.

a.

This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act, and Rule 498A under the 1933 Act as they may be amended from time to time, and any interpretations of the Rules by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

b.

To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

c.

Periodically, the Trust and/or Underwriter shall review the fees billed, including but not limited to any Website Hosting or Notice Fee, to determine whether the costs are reasonable and if the Trust and/or Underwriter deem them to be unreasonable the parties agree to negotiate in good faith to make changes to the expenses billed to the Trust and/or Underwriter.

11.	Indemnification. The Parties hereto agree that the indemnification provisions of the Agreement shall apply to the terms of this Amendment, as applicable.

12.

Implementation. This Amendment is effective as of the date noted in the first paragraph of this Amendment. The Trust and/or Underwriter will provide all Fund Documents as specified in this Amendment beginning January 1, 2021.

13.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies. The parties agree that this Amendment may be electronically signed and that the electronic signatures appearing on this amendment are the same as handwritten signatures for all purposes, including enforceability and admissibility.

14.	Joint and Several Liability. The responsibilities, obligations, duties and liabilities of the Trust and/or Underwriter under this Amendment shall be joint and several.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

METROPOLITAN LIFE INSURANCE Company (on behalf of itself and each Separate Account) (“the Company”)

By:	/s/ Howard Kurpit

Print Name: Howard Kurpit

Title: Senior Vice President, Life & Annuity Product

PUTNAM VARIABLE TRUST (the “Trust”)

By:	/s/ Jonathan S. Horwitz

Print Name: Jonathan S. Horwitz

Title: Executive Vice President, Principal Executive Officer, and Compliance Liaison

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (the “Underwriter”)

By:	/s/ Mark Coneeny

Print Name: Mark Coneeny

Title: Head of Relationship Management

SCHEDULE A

Specified Website:

www.dfinview.com/metlife/